Exhibit H

EXPORT-IMPORT BANK OF KOREA ACT1

Act No. 2122, Jul. 28, 1969

Amended by Act No. 2736, Dec. 26, 1974

Act No. 3022, Dec. 19, 1977

Act No. 3879, Dec. 31, 1986

Act No. 5454, Dec. 13, 1997

Act No. 5505, Jan. 13, 1998

Act No. 5560, Sep. 16, 1998

Act No. 5982, May 24, 1999

Act No. 6680, Mar. 30, 2002

Act No. 6736, Dec. 5, 2002

Act No. 7527, May 31, 2005

Act No. 8841, Jan. 17, 2008

Act No. 8863, Feb. 29, 2008

Act No. 8852, Feb. 29, 2008

Act No. 9355, Jan. 30, 2009

Act No. 9618, Apr. 1, 2009

Act No. 10228, Apr. 5, 2010

Act No. 10303, May 17, 2010

Act No. 10902, Jul. 25, 2011

Act No. 12270, Jan. 21, 2014

Act No. 12307, Jan. 21, 2014

Act No. 12663, May 21, 2014

Act No. 13453, Jul. 31, 2015

Act No. 14100, Mar. 29, 2016

Act No. 17154, Mar. 31, 2020

Act No. 17339, Jun. 9, 2020

Act No. 19829, Dec. 26, 2023

Act No. 20373, Mar. 19, 2024

Act No. 21065, Oct. 1, 2025

Act No. 21225, Dec. 23, 2025

[1]

This translation is based on the Act currently in force. Please note, however, that the following amendments have been promulgated but are yet to be enforced: Act No. 21225 (partially amended on Dec. 23, 2025; effective as of June 24, 2026), Act No. 21550 (partially amended on Apr. 21, 2026; effective as of July 22, 2026), and Act No. 21346 (partially amended on Feb. 19, 2026; effective as of Nov. 30, 2026).

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to promote the sound development of the national economy by providing finance required for the overseas economic cooperation, such as export and import, overseas investment and exploitation of overseas resources or such through the incorporation of the Export-Import Bank of Korea.

[This Article Wholly Amended on Jan. 30, 2009]

Article 2 (Character, etc.)

(1) The Export-Import Bank of Korea (hereinafter referred to as the “Export-Import Bank”) shall be a juristic person.

(2) The Export-Import Bank shall be operated as prescribed by this Act, the order issued thereunder and its articles of incorporation.

(3) The Bank of Korea Act, the Banking Act, and the Act on Corporate Governance of Financial Companies shall not apply to the Export-Import Bank. <Amended on Jul. 31, 2015>

[This Article Wholly Amended on Jan. 17, 2008]

Article 3 (Head Office, Branches, Sub-Branches and Agencies)

(1) The Export-Import Bank shall have its head office in Seoul Special Metropolitan City.

(2) The Export-Import Bank may have branches, sub-branches or agencies where necessary as prescribed by its articles of incorporation.

[This Article Wholly Amended on Jan. 17, 2008]

Article 4 (Capital)

The Export-Import Bank, capital of which shall stand at 25 trillion won, shall be financed by the Government, the Bank of Korea, the Korea Development Bank under the Korea Development Bank Act, banks under Article 2 (1) 2 of the Banking Act, association of exporters and international financial institutions, and the timing for and methods of financing by the Government shall be prescribed by Presidential Decree. <Amended on Jan. 30, 2009; Apr. 1, 2009; May 17, 2010; Jan. 21, 2014; May 21, 2014; Mar. 19, 2024>

[This Article Wholly Amended on Jan. 17, 2008]

Article 5 (Articles of Incorporation)

(1) The Export-Import Bank shall provide for the followings in the articles of incorporation:

1. Purpose;

2. Name;

3. Location of the head office;

4. Matters concerning capital;

5. Matters concerning executive officers and employees;

6. Matters concerning the operating committee;

7. Matters concerning operation of the board of directors;

8. Matters concerning business affairs and execution thereof;

9. Matters concerning accounting;

10. Method of public notice;

11. Matters concerning issuance of debentures;

12. Other matters prescribed by Presidential Decree.

(2) The Export-Import Bank shall, if it intends to revise its articles of incorporation, obtain authorization from the Minister of Finance and Economy through the resolution of the operating committee under Article 10. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 6 (Registration)

(1) The Export-Import Bank shall be registered in accordance with Presidential Decree.

(2) The Export-Import Bank shall complete its establishment by registration of incorporation at the seat of its head office.

(3) With respect to the matters required to be registered pursuant to paragraph (1), the Export-Import Bank shall not oppose against the third party until they have been registered.

[This Article Wholly Amended on Jan. 17, 2008]

Article 7 (Prohibition of Use of Similar Name)

No person who is not the Export-Import Bank under this Act shall use the “Export-Import Bank of Korea” as its name or any other similar name.

[This Article Wholly Amended on Jan. 17, 2008]

CHAPTER II EXECUTIVE OFFICERS, EMPLOYEES, AND BOARD OF DIRECTORS

Article 8 (Executive Officers)

The Export-Import Bank shall have one president, one managing director, directors not more than five in number, and one auditor as executive officers.

[This Article Wholly Amended on Jan. 17, 2008]

Article 9 (Duties of Executive Officers)

(1) The president shall represent the Export-Import Bank and take the overall control of the operations of the Export-Import Bank.

(2) The managing director shall assist the president and, when the president can not perform his/her duties due to any inevitable reasons, he/she shall perform duties of the president on behalf of the president.

(3) The director shall assist the president and the managing director and take partial charge of the operations of the Export-Import Bank as prescribed by the articles of incorporation.

(4) When both the president and the managing director can not perform their duties due to any inevitable reasons, the director shall perform their duties on behalf of them in order of precedence designated beforehand by the president.

(5) The auditor shall audit and inspect the operations and accounting of the Export-Import Bank.

[This Article Wholly Amended on Jan. 17, 2008]

Article 9-2 (Board of Directors)

(1) The Export-Import Bank shall have a board of directors.

(2) The board of directors shall be comprised of the president, the managing director, and directors, and shall resolve important matters concerning the operations of the Export-Import Bank.

(3) The president shall call the board of directors and shall become the chairperson of the board of directors.

(4) The board of directors shall open by the attendance of a majority of the constituent members of the board of directors and shall resolve by the affirmative vote of at least two thirds of constituent members present.

(5) The auditor may attend and state his/her opinion at the board of directors.

[This Article Wholly Amended on Jan. 17, 2008]

Article 10 (Operating Committee)

(1) The Export-Import Bank shall have an operating committee (hereinafter referred to as “committee”).

(2) The committee shall establish the basic policy concerning the operations and management of the Export-Import Bank within the scope provided for in this Act and the articles of incorporation.

(3) The committee may establish the regulations necessary for the performance of the duties in paragraph (2).

(4) Matters necessary for the composition and operation of the committee shall be prescribed by Presidential Decree.

[This Article Wholly Amended on Jan. 17, 2008]

Article 10-2 Deleted. <Dec. 31, 1986>

Article 10-3 Deleted. <Dec. 31, 1986>

Article 10-4 Deleted. <Dec. 31, 1986>

Article 10-5 Deleted. <Dec. 31, 1986>

Article 10-6 (Special Cases on Power of Committee)

(1) When immediate action is required at the time of war, incident, or similar state of national emergency, the president may, if unable to call the committee, take the necessary measures within the scope of authority of the committee with approval of the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(2) When the president has taken necessary measures referred to in paragraph (1), he/she shall call the committee without delay and report the details thereof.

(3) The committee may confirm, amend, or suspend the measures referred to in paragraph (1).

[This Article Wholly Amended on Jan. 17, 2008]

Article 11 (Appointment and Dismissal of Executive Officers)

(1) The president shall be appointed and dismissed by the President of the Republic of Korea on the recommendation of the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(2) The managing director and directors shall be appointed and dismissed by the Minister of Finance and Economy on the recommendation of the president. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(3) The auditor shall be appointed and dismissed by the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 12 (Term of Office of Executive Officers)

(1) The term of office of an executive officer shall be three years, and he/she may be reappointed.

(2) If any vacancy occurs in the office of an executive officer, a new executive officer shall be appointed and his/her term of office shall be the term under paragraph (1).

[This Article Wholly Amended on Jan. 17, 2008]

Article 13 (Restrictions on Concurrent Offices)

No executive officers shall be engaged in any other occupation other than such cases where he/she has been granted permission from the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 14 (Restrictions on Power of Representation of Executive Officers)

(1) The president, the managing director, or any director shall not represent the Export-Import Bank concerning the matters in which interests of the president, the managing director, or the director conflict with those of the Export-Import Bank.

(2) If there are no other executive officers representing the Export-Import Bank in cases of paragraph (1), an auditor shall represent the Export-Import Bank.

[This Article Wholly Amended on Jan. 17, 2008]

Article 15 (Appointment of Attorneys)

The president may, as prescribed by the articles of incorporation, appoint attorneys, from among executive officers or employees, who are empowered to exercise all judicial or non-judicial acts concerning the operation of the Export-Import Bank.

[This Article Wholly Amended on Jan. 17, 2008]

Article 16 (Appointment and Dismissal of Employees)

An employee of the Export-Import Bank shall be appointed and dismissed by the president.

[This Article Wholly Amended on Jan. 17, 2008]

Article 17 (Responsibilities of Executive Officers)

Any executive officer of the Export-Import Bank shall be regarded as a public official in cases of applying the penalty provisions under the Criminal Act and other Acts.

[This Article Wholly Amended on Jan. 17, 2008]

CHAPTER III AFFAIRS

Article 18 (Duties)

(1) The Export-Import Bank shall provide funds to any of the following areas so as to achieve the purpose prescribed in Article 1: <Amended on Jan. 21, 2014; Dec. 26, 2023>

1.	Promotion of exportation and enhancement of competitiveness in exportation;

2.	Incomes important for the national economy;

3.

Exportation and importation by small and medium enterprises under Article 2 of the Framework Act on Small and Medium Enterprises and middle-standing enterprises under subparagraph 1 of Article 2 of the Special Act on the Promotion of Growth and the Strengthening of Competitiveness of Middle-Standing Enterprises, and their overseas expansion;

4.	Promotion of overseas investments, overseas projects, and development of overseas resources;

5.	Supply chain stabilization under subparagraph 3 of Article 2 of the Framework Act on Support for Supply Chain Stabilization for Economic Security;

6.	Duties deemed necessary to be entrusted to a third party by the Government.

(2) The Export-Import Bank shall perform any of the following duties to provide funds to areas falling under the subparagraphs of paragraph (1): <Amended on Dec. 26, 2023; Oct. 1, 2025; Dec. 23, 2025>

1.	Discount of loans or bills;

2.	Investment in securities under Article 4 of the Financial Investment Services and Capital Markets Act (hereinafter referred to as “securities”) and guarantee therefor;

3.	Guarantee of debts;

4.	Borrowings from the Government, the Bank of Korea, and other financial institutions;

5.	Borrowing of foreign capital;

6.	Issuance of export-import finance debentures, other securities and debt certificates;

7.	Foreign exchange business;

8.	Management and operation of and financial support for supply chain stabilization fund under Article 38 (1) of the Framework Act on Support for Supply Chain Stabilization for Economic Security;

9.	Contribution of funds for the operation of supply chain stabilization fund

10.	Duties entrusted by the Government;

11.	Other duties deemed necessary for providing funds to areas falling under the subparagraphs of paragraph (1), which are approved by the Minister of Finance and Economy.

(3) Matters necessary for performance of duties, including types of securities governed by paragraph (2) 2 and matters regarding limitations on investments or guarantee, shall be prescribed by Presidential Decree.

(4) When foreign governments (including foreign government agencies and foreign local public authorities; hereinafter the same shall apply), foreign financial institutions, or foreigners (including a corporation established under foreign laws; hereinafter the same shall apply) obtain a loan from other financial institutions, from among guarantee of debts under paragraph (2) 3, guarantee of such debts by the Export-Import Bank shall be limited to guarantee of debts for transactions prescribed by Presidential Decree in consideration of the ratio of a loan amount to the sum of a loan and guarantee provided by the Export-Import Bank, the size of guarantee provided by the Export-Import Bank, and size of support of a trade insurance under the Trade Insurance Act.

(5) The Export-Import Bank shall offer funds necessary for projects which contribute to industrial development of a specific region in a foreign country and projects deemed important for promoting economic exchanges with the Republic of Korea to nationals (including corporations established under the Acts of the Republic of Korea; hereinafter the same shall apply) of the Republic of Korea, foreign governments, and foreigners and acquire bonds issued by the relevant foreign governments or foreigners in order to raise long-term funds necessary for such projects, through a resolution by the committee.

(6) When necessary for performing duties under paragraph (5), a separate account may be opened, and matters necessary for classification and operation of accounts shall be prescribed by Presidential Decree.

(7) The Export-Import Bank may perform duties incidental to those specified in paragraphs (2) and (5) with approval from the Minister of Finance and Economy. <Amended on Oct. 1, 2025>

[This Article Wholly Amended on Jan. 21, 2014]

Article 19 Deleted. <Jan. 21, 2014>

Article 19-2 (Guarantee for Borrowing of Foreign Capital)

(1) The Government may guarantee repayment of the principal and interest accrued from foreign capital borrowed by the Export-Import Bank.

(2) When the Government bears the obligation of a guarantee debt under paragraph (1), it shall obtain prior consent from the National Assembly under Article 92 of the National Finance Act.

[This Article Newly Inserted on Jan. 21, 2014]

Article 20 (Export-Import Financial Debentures)

(1) The Export-Import Bank may issue export-import financial debentures, as prescribed by Presidential Decree.

(2) The Government may guarantee the repayment of principal and interest accrued from the export-import financial debentures.

(3) When the Government bears the obligation of a guarantee debt under paragraph (2), it shall obtain prior consent from the National Assembly under Article 92 of the State Finance Act. <Newly Inserted on Jan. 21, 2014>

[This Article Wholly Amended on Jan. 17, 2008]

Article 20-2 (Investment, etc. in Corporations)

(1) In any of the following cases, the Export-Import Bank may invest in a corporation of the Republic of Korea or a foreign corporation (including a foreign corporation in which nationals of the Republic of Korea invest) with approval from the Minister of Finance and Economy: <Amended on Feb. 29, 2008; Jan. 30, 2009; Jan. 21, 2014; Mar. 31, 2020; Oct. 1, 2025>

1.	Where necessary for providing support to duties under Article 18;

2.	Where it makes investment under other Acts.

(2) The Export-Import Bank may invest in corporations established for conducting a project subject to a loan or guarantee under Article 18 (1) and (2), in connection with such loan or guarantee, as prescribed by Presidential Decree. <Newly Inserted on Jan. 21, 2014>

(3) When necessary for providing funds to areas falling under Article 18 (1), the Export and Import Bank may invest in collective investment schemes referred to in Article 9 (18) of the Financial Investment Services and Capital Markets Act with approval from the Minister of Finance and Economy, as prescribed by Presidential Decree. <Newly Inserted on Jan. 30, 2009; Jan. 21, 2014; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

[Title Amended on Jul. 30, 2009]

Article 21 (Application for Approval of Operational Plans)

(1) The Export-Import Bank shall formulate an operational plan (including an annual limit on approval for investments under Article 20-2 (2); hereinafter the same shall apply) each business year and submit it to the Minister of Finance and Economy one month prior to the commencement of the relevant business year for his/her approval and report it to the standing committee belonging to the National Assembly without delay. <Amended on Feb. 29, 2008; Jan. 21, 2014; Oct. 1, 2025>

(2) An operational plan under paragraph (1) shall be formulated by dividing it into a plan for providing funds and a plan for raising funds. <Amended on Jan. 21, 2014>

(3) A quarterly operational plan shall be attached to an operational plan referred to in paragraph (1).

[This Article Wholly Amended on Jan. 17, 2008]

Article 22 Deleted. <Sep. 16, 1998>

Article 23 (Ceilings on Borrowings, etc.)

Ceilings on borrowings or debentures issuable by the Export-Import Bank pursuant to Articles 18 and 20 shall be 30 times of the total amount of its paid-in capital and reserve funds. <Amended on Jan. 21, 2014>

[This Article Wholly Amended on Jan. 17, 2008]

Article 24 (Cooperation with other Financial Institutions)

The Export-Import Bank shall cooperate with other financial institutions in performing its duties under Article 18, or supplement and encourage their functions, but shall not compete with other financial institutions.

[This Article Wholly Amended on Jan. 21, 2014]

Article 25 (Restrictions on Duties)

(1) When the Export-Import Bank offers a loan, discounts bills or guarantees debts under Article 18 (2) and (4), it shall conduct a thorough and sufficient examination on the redemption, payment, or fulfillment thereof.

(2) A ceiling on loans under Article 18 (5) shall be the sum of amounts invested by or borrowed from the Government, reserves, and surpluses.

[This Article Wholly Amended on Jan. 21, 2014]

Article 26 (Interest Rates on Loan and Discount, and Rates for Guarantee Fees)

When the Export-Import Bank assesses the interest rates on loan and discount, and rates, etc. for guarantee fees under Article 18 (2) and (5), it shall fix those rates so that they can be appropriated for office operating expenses, commission for business agency, interests-on borrowings, other miscellaneous expenses and depreciation of assets, except for the inevitable cases for promotion of exportation, enhancement of competitiveness in exportation, and promotion of overseas investments and development of overseas resources, or promotion of international economic exchanges. <Amended on Jan. 21, 2014>

[This Article Wholly Amended on Jan. 17, 2008]

[Title Amended on Jul. 21, 2014]

Article 27 (Restrictions on Ownership of Property)

The Export-Import Bank shall not own movable or immovable property unless such property is acquired for its business, or taken over to receive repayment of obligations, or others necessary for performing its duties.

[This Article Wholly Amended on Jan. 17, 2008]

Article 28 (Vicarious Performance of Duties)

The Export-Import Bank may have another financial institution perform some of its duties on its behalf.

[This Article Wholly Amended on Jan. 17, 2008]

Article 29 (Business Manual)

The Export-Import Bank shall formulate a business manual prescribing the method of performing duties under Article 18 (2) and (5) and shall obtain approval from the Minister of Finance and Economy through a resolution by the committee. The same shall also apply when the Export-Import Bank intends to amend it. <Amended on Feb. 29, 2008; Jan. 30, 2009; Jan. 21, 2014; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 30 Deleted. <Mar. 30, 2002>

CHAPTER IV FINANCE AND ACCOUNTING

Article 31 (Business Year)

The business year of the Export-Import Bank shall comply with the fiscal year of the Government.

[This Article Wholly Amended on Jan. 17, 2008]

Article 32 (Budget)

The Export-Import Bank shall make up a budget for incomings and outgoings each business year, and submit it to the Minister of Finance and Economy one month prior to the commencement of the relevant business year for his/her approval. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 33 (Supplementary Revised Budget)

The Export-Import Bank may make up a supplementary revised budget if it is necessary to revise the budget due to reasons arisen after the budget has been established. In such cases, it shall be approved by the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 34 (Reserve Funds)

(1) The Export-Import Bank may include reserve funds in the budget to appropriate unforeseeable expenditures not appropriated in the budget or in excess of the budget.

(2) The Export-Import Bank shall obtain approval of the Minister of Finance and Economy to use the reserve funds under paragraph (1). <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 35 (Settlement of Accounts)

The Export-Import Bank shall draw out a settlement of accounts within three months after the lapse of each business year and shall report it to the Minister of Finance and Economy, along with the supplementary documents prescribed by Presidential Decree. <Amended on Feb. 29, 2008; Jan. 21, 2014; Jun. 9, 2020; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 36 (Disposal of Profits)

The Export-Import Bank shall dispose of the net profit of final accounts in the order of the following subparagraphs after appropriating the depreciation of assets each business year: <Amended on Feb. 29, 2008; Jul. 25, 2011; Oct. 1, 2025>

1.	The Export-Import Bank shall reserve at least 1/10 of the profit until the reserve reaches the total amount of capital;

2.	The Export-Import Bank shall distribute the profit preferentially to investors other than the Government with approval from the Minister of Strategy and Finance, as prescribed by Presidential Decree;

3.

The Export-Import Bank shall dispose of the remaining profit subtracting the reserve in subparagraph 1 and the dividend in subparagraph 2 with approval from the Minister of Finance and Economy through a resolution by the committee.

[This Article Wholly Amended on Jan. 17, 2008]

Article 37 (Compensation for Amount of Loss)

The Export-Import Bank shall compensate for net loss of final accounts with the reserve each business year, and the Government shall compensate for the loss when the reserve is insufficient.

[This Article Wholly Amended on Jan. 17, 2008]

Article 38 (Use of Surplus Funds)

The Export-Import Bank may use surplus funds to the extent that it does not impede performance of the operations as prescribed in Article 18: Provided, That the Minister of Finance and Economy may, if necessary, restrict the method of its use. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

CHAPTER V SUPPLEMENTARY PROVISIONS

Article 39 (Supervision)

(1) The Minister of Finance and Economy shall supervise the operations of the Export-Import Bank as prescribed by this Act and may give order necessary for the supervision. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(2) Notwithstanding paragraph (1), the Financial Services Commission shall exercise supervision to secure the soundness of the business administration as prescribed by Presidential Decree and may give order necessary for the supervision. <Amended on Feb. 29, 2008>

(3) Where an executive officer of the Export-Import Bank intentionally violates orders under paragraphs (1) and (2) or commits an act that seriously harms the sound management of the Export-Import Bank, the Minister of Finance and Economy may take necessary measures including suspension of work of, dismissal of, warning against, etc. the relevant executive officer. <Newly Inserted on Mar. 29, 2016; Oct. 1, 2025>

(4) Where an executive officer of the Export-Import Bank intentionally violates an order under paragraph (2) or commits an act that seriously harms the sound management of the Export-Import Bank, the Financial Commission may request the Minister of Finance and Economy to take necessary measures including suspension from office, dismissal from office, warning, etc. against the relevant executive officer. <Newly Inserted on Mar. 29, 2016; Oct. 1, 2025>

(5) Where an executive officer of the Export-Import Bank intentionally violates orders under paragraphs (1) and (2) or commits an act that seriously harms the sound management of the Export-Import Bank, the Minister of Finance and Economy may request the president to impose a necessary reprimanding disposition including dismissal from office, suspension from office, reduction of salary, censure, etc. <Newly Inserted on Mar. 29, 2016; Oct. 1, 2025>

(6) Where an executive officer of the Export-Import Bank intentionally violates an order pursuant to paragraph (2) or commits an act that seriously harms the sound management of the Export-Import Bank, the Financial Commission request the Minister of Finance and Economy to ask the president to impose a necessary reprimanding disposition. <Newly Inserted on Mar. 29, 2016; Oct. 1, 2025>

(7) Where a retired executive officer or employee of the Export-Import Bank is deemed to be imposed such disposition prescribed in paragraph (3) or (5) if he/she is still in office, the Minister of Finance and Economy may notify the president of the details of such disposition. <Newly Inserted on Mar. 29, 2016; Oct. 1, 2025>

(8) Upon receipt of the notification prescribed in paragraph (7), the president shall notify such fact to the retired executive officer of an employee and enter it in the personnel record and keep the record. <Newly Inserted on Mar. 29, 2016>

[This Article Wholly Amended on Jan. 17, 2008]

Article 40 (Reasons for Dismissal of Executive Officers)

(1) The President of the Republic of Korea may dismiss the president on the recommendation of the Minister of Finance and Economy if the president falls under any of the following subparagraphs: <Amended on Feb. 29, 2008; Jun. 9, 2020; Oct. 1, 2025>

1.	If the president has violated this Act, any order under this Act, or the articles of incorporation;

2.	If the president has been convicted in a criminal case;

3.	If the president has been declared bankruptcy;

4.	If it is highly impracticable for the president to perform his/her duties due to his/her physical or mental disabilities.

(2) If the managing director, any director, or the auditor of the Export-Import Bank falls under any subparagraph of paragraph (1), the Minister of Finance and Economy may dismiss the executive officer concerned. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 41 (Report and Inspections)

(1) The Minister of Finance and Economy or the Financial Services Commission may, if necessary for performing the supervision under Article 39, order the Export-Import Bank to submit report, or require public officials assigned or employees of the Financial Supervisory Service to inspect the operational status, books, documents, and other necessary matters of the Export-Import Bank. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(2) The Minister of Finance and Economy may entrust inspections under paragraph (1) to the Governor of the Financial Supervisory Service. <Amended on Feb. 29, 2008; Oct. 1, 2025>

(3) The Governor of the Financial Supervisory Service shall, when conducting inspections by the trust under paragraph (2), report the results thereof to the Minister of Finance and Economy. <Amended on Feb. 29, 2008; Oct. 1, 2025>

[This Article Wholly Amended on Jan. 17, 2008]

Article 41-2 (Special Cases concerning Investment under Special Acts)

In cases of corporations for which the Government shall contribute the full amount or at least 1/2 of capital or hold at least a half of issued securities under the special Acts, among corporations established under the special Acts, the Export-Import Bank may contribute capital to such corporations or hold securities of such corporations, notwithstanding the provisions of the relevant special Acts. <Amended on Oct. 1, 2025>

[This Article Newly Inserted on Jan. 21, 2014]

Article 42 (Administrative Fines)

(1) Any of the following persons shall be punished by an administrative fine not exceeding ten million won:

1.	A person who uses the name of the Export-Import Bank or a name similar thereto, in violation of Article 7;

2.	A person who violates an order under Article 39 (1);

3.	A person who violates an order under Article 39 (2).

(2) Administrative fines under paragraph (1) 1 and 2 shall be imposed and collected by the Minister of Finance and Economy and administrative fines under paragraph (1) 3 shall be imposed and collected by the Financial Services Commission. <Amended on Oct. 1, 2025>

[This Article Wholly Amended on Jan. 21, 2014]

Article 43 Deleted. <Jan. 17, 2008>

ADDENDA <Presidential Decree No. 2122, Jul. 28, 1969>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 (Organizing Members, etc.)

(1) The Minister of Finance shall appoint the organizing members to deal with matters pertaining to the establishment of the Export-Import Bank.

(2) The articles of incorporation of the Export-Import Bank shall be prepared by the organizing members and authorized by the Minister of Finance.

(3) Upon completion of the first payment of capital contribution by the Government, the organizing members shall register it without delay under Article 6.

(4) Upon completion of the registration referred to in the preceding paragraph, the organizing members shall hand over the affairs to the president of the Export-Import Bank.

Article 3 (Delegation of Business before Establishment of Export-Import Bank)

(1) Before the establishment of the Export-Import Bank, Korea Exchange Bank shall conduct the business of the Export-Import Bank prescribed in this Act on behalf of the Export-Import Bank as determined by Presidential Decree. In such cases, the provisions of Article 23 shall not be applicable to the delegated business.

(2) The Export-Import Bank shall, at the time of its establishment, take over its business previously delegated to the Korea Exchange Bank pursuant to paragraph (1) and all the rights and duties incurred from such business.

(3) The Export-Import Bank’s fund received from the Government by the Korea Exchange Bank for the delegated business pursuant to paragraph (1) of this Article, shall be construed as the Government’s capital contribution to the Export-Import Bank at the time of its establishment: Provided, That the same shall not apply to the funds borrowed from the National Investment Fund.

ADDENDA <Act No. 2736, Dec. 26, 1974>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 (Provisional Operating Committee)

(1) During the time when the Korea Exchange Bank carries out the delegated business of the Export-Import Bank, there shall be a provisional operating committee in the Korea Exchange Bank.

(2) The provisional operating committee shall formulate basic policy guidelines pertaining to the management of the business of the Export-Import Bank, which is delegated to the Korea Exchange Bank.

(3) The provisions of this Act concerning the committee in the Export-Import Bank shall apply mutatis mutandis to the provisional operating committee. In such cases, the “president of the Korea Exchange Bank” shall be substituted for the “president of the Export-Import Bank” in Articles 10-2 (1) 5, 10-3 (1) and 10-6 (1) and (2).

ADDENDUM <Act No. 3022, Dec. 19, 1977>

This Act shall enter into force on the date of its promulgation.

ADDENDUM <Act No. 3879, Dec. 31, 1986>

This Act shall enter into force 30 days after the date of its promulgation.

ADDENDUM <Act No. 5454, Dec. 13, 1997>

This Act shall enter into force on January 1, 1998. (Proviso Omitted.)

ADDENDA <Act No. 5505, Jan. 13, 1998>

(1) (Enforcement Date) This Act shall enter into force on April 1, 1998(Proviso Omitted).

(2) (Transitional Measures concerning Dispositions) At the time when this Act enters into force, authorization or other actions taken by administrative agencies, or various reports or other actions submitted to administrative agencies under the previous provisions, shall be deemed to be actions taken by or submitted to administrative agencies under this Act.

(3) (Transitional Measures concerning Term of Office of Auditors) The term of auditors of the Technical Credit Guarantee Fund, Credit Guarantee Fund, Longterm Credit Bank and Export-Import Bank of Korea at the time when this Act enters into force shall be two years, notwithstanding the amended provisions.

(4) (Transitional Measures concerning Penalty Provisions) The application of penalty provisions concerning violations under Articles 103, 104, and 105 of the Secured Bond Trust Act before this Act enters into force shall be governed by the previous provisions.

(5) (Transitional Measures concerning Borrowings from Government) The amended provisions of subparagraph 7 (b) of the Article 18 of the Korea Development Bank Act shall apply to funds borrowed form the Government by the Korea Development Bank as at the tims this Act enters into force.

ADDENDUM <Act No. 5560, Sep. 16, 1998>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5982, May 24, 1999>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

Article 2 Omitted.

Article 3 Omitted.

Articles 4 through 6 Omitted.

ADDENDUM <Act No. 6680, Mar. 30, 2002>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 6736, Dec. 5, 2002>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 4 Omitted.

ADDENDUM <Act No. 7527, May 31, 2005>

This Act shall enter into force three months after the date of its promulgation.

ADDENDUM <Act No. 8841, Jan. 17, 2008>

This Act shall enter into force three months after the date of its promulgation.

ADDENDA <Act No. 8852, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation. This Act shall enter into force on the date of its promulgation: Provided, That amendments to the Acts which were promulgated before this Act enters into force but the enforcement date of which has not arrived yet, among the Acts amended by Article 6 of the Addenda, shall enter into force on the enforcement date of the respective Act.

Articles 2 through 7 Omitted.

ADDENDA <Act No. 8863, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 5 Omitted.

ADDENDA <Act No. 9355, Jan. 30, 2009>

(1) (Enforcement Date) This Act shall enter into force on the date of its promulgation: Provided, That the amended provisions of Article 20-2 shall enter into force three months after the date of its promulgation.

(2) (Transitional Measures) When the penalty provisions apply to any act performed before this Act enters into force, the previous provisions shall apply thereto.

ADDENDA <Act No. 9618, Apr. 1, 2009>

Article 1 (Enforcement Date)

This Act shall enter into force on June 1, 2009. (Proviso Omitted.)

Articles 2 through 6 Omitted.

ADDENDA <Act No. 10228, Apr. 5, 2010>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation.

Articles 2 through 5 Omitted.

ADDENDA <Act No. 10303, May 17, 2010>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation (Proviso Omitted.)

Articles 2 through 10 Omitted.

ADDENDUM <Act No. 10902, Jul. 25, 2011>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 12270, Jan. 21, 2014>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation: Provided, That the amended provisions of Articles 18 and 20-2 shall enter into force three months after the date of its promulgation.

Article 2 (Transitional Measures concerning Enforcement Date)

When the amended provisions of Article 18 of this Act are cited, the relevant provisions of the former Article 18 shall be deemed cited until the date the proviso to Article 1 of the Addenda enters into force.

ADDENDA <Act No. 12307, Jan. 21, 2014>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation.

Articles 2 through 6 Omitted.

ADDENDA <Act No. 12663, May 21, 2014>

Article 1 (Enforcement Date)

This Act shall enter into force on the registration date of merger prescribed in Article 4 (6) of Addenda. (Proviso Omitted.)

Articles 2 through 12 Omitted.

ADDENDA <Act No. 13453, Jul. 31, 2015>

Article 1 (Enforcement Date)

This Act shall enter into force one year after the date of its promulgation.

Articles 2 through 18 Omitted.

ADDENDUM <Act No. 14100, Mar. 29, 2016>

This Act shall enter into force three months after the date of its promulgation.

ADDENDUM <Act No. 17154, Mar. 31, 2020>

This Act shall enter into force on the date of its promulgation.

ADDENDUM <Act No. 17339, Jun. 9, 2020>

This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

ADDENDUM <Act No. 19829, Dec. 26, 2023>

This Act shall enter into force six months after the date of its promulgation.

ADDENDUM <Act No. 20373, Mar. 19, 2024>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 21065, Oct. 1, 2025> (Government Organization Act)

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation: Provided, That among the Acts amended pursuant to Article 7 of the Addenda, the amended parts of the Acts that were promulgated before the enforcement of this Act but the enforcement dates of which have not yet arrived shall enter into force on the enforcement dates of the respective Acts; and the amended provisions of the following subparagraphs shall enter into force on the dates classified in the following subparagraphs:

(1) The following amended provisions shall enter into force on January 2, 2026: Provided, that among the Acts amended pursuant to Article 7 of the Addenda (limited to the parts related to the amended provisions of items (a) and (b)), the amended parts of the Acts that were promulgated before the enforcement date under the main sentence but the enforcement dates of which have not yet arrived shall enter into force on the enforcement dates of the respective Acts:

(a) The amended provisions of Article 19 (4), Article 23, Article 29 (1) 1, and Article 30;

(b) The amended provisions of Article 12 (2), Article 19 (3), Article 22, and the proviso to Article 29 (2) (limited to the parts related to the Minister of Finance and Economy and the Ministry of Finance and Economy);

(c) The Acts amended pursuant to Article 7 of the Addenda (limited to the parts related to the amended provisions of items (a) and (b)).

(2) Omitted.

Articles 2 through 6 Omitted.

Article 7 (Amendment of Other Acts)

<1> through <50> Omitted.

<51> The Export-Import Bank of Korea Act shall be partially amended as follows: <Amended by Act No. 21225, Dec. 23, 2025>

In Article 5 (2), Article 10-6 (1), Article 11 (1) through (3), Article 13, Article 18 (2) 11, Article 18 (7), the part other than each subparagraph of Article 20-2 (1), Article 20-2 (3), Article 21 (1), the former part of Article 29, Article 32, the latter part of Article 33, Article 34 (2), Article 35, subparagraphs 2 and 3 of Article 36, the proviso to Article 38, Article 39 (1), Article 39 (3) through (7), the part other than each subparagraph of Article 40 (1), Article 40 (2), Article 41 (1) through (3), and Article 42 (2), “ Minister of Strategy and Finance” shall be changed to “Minister of Finance and Economy.”

<52> through <626> Omitted.

Article 8 Omitted.

ADDENDUM <Act No. 21225, Dec. 23, 2025>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation: Provided, That the amended provisions of Article 20-2 shall enter into force six months after the date of its promulgation.

Article 2 (Amendment of Other Acts)

The Government Organization Act (Act No. 21065) shall be partially amended as follows:

In Article 7 (51) of the Addenda, “Article 18 (2) 10” shall be changed to “Article 18 (2) 11.”